EXHIBIT 10.95

                                 LEASE AGREEMENT



                                               YOUNG ELECTRIC SIGN COMPANY
                                               ---------------------------
                                               LANDLORD

                                               BIOMUNE SYSTEMS, INC.
                                               ---------------------------
                                               TENANT

                                               2401 Foothill Drive
                                               Salt Lake City, Utah  84109
                                               ---------------------------
                                               PREMISES




                            STANDARD COMMERCIAL LEASE

     THIS LEASE, (the "lease") is made and entered into this 8th day of July, 1996, by and between Young Electric Sign Company, a Utah corporation, hereinafter called "Landlord," and Biomune Systems, Inc., a Nevada corporation, hereinafter called "Tenant."

                              W I T N E S S E T H:

     In consideration of the covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed by the parties hereto as follows:

I. DEMISED PREMISES:

     1. Landlord hereby leases to Tenant that real property (the "Premises") more fully described on Exhibit "A" attached hereto and incorporated herein by reference for the term and upon the rental herein set forth. The Premises consists of approximately 5,000 square feet of that certain building containing approximately 23,500 square feet, located at 2401 Foothill Drive in Salt Lake City, State of Utah. (See attached Exhibit "A".)

     2. Tenant shall have the right to reasonable use of the common and parking areas in conjunction with other tenants of the building.

II. TERM:

     1. Length of Term. By this Lease, Landlord leases the Premises unto Tenant for a term of three (3) years beginning on the 1st day of October, 1996, and ending on the 30th day of September, 1999 (the "Lease Term").

     2. Delivery of the Premises. If Landlord fails to deliver possession of the Premises ready for occupancy, at the commencement of the Lease Term, for any reason beyond Landlord's control, Landlord shall not be liable for any damage caused thereby, nor shall this Lease become void or voidable, nor shall the Lease Term be extended. In such event no rental shall be payable by Tenant to Landlord for that portion of the Lease Term prior to the time Landlord can deliver possession of the Premises to Tenant ready for occupancy by Tenant. However, in the event the Premises are not completed and ready for occupancy by October 1, 1996, Tenant, at its option, may cancel this Lease by written notice to Landlord, and no damages shall accrue or be claimed by either party as a result of such cancellation or the reasons therefore.


III.  TERMS AND CONDITIONS OF LEASE:

     This Lease is made on the following terms and conditions, which are expressly agreed to by Landlord and Tenant:

     1. RENT: Tenant agrees to pay as rental to Landlord, at the address specified in item 27 below, or at such other place as Landlord may from time to time designate in writing, the sum of (see below in this paragraph) to be lawful money of the United States, due and payable on the first day of each month, in advance, and according to these additional terms:

     $7,500 per month, beginning October 1, 1996 and ending September 30,
     1997;

     $7,875 per month, beginning October 1,1997 and ending September 30, 1998; and

     $8,268.75 per month, beginning October 1, 1998 and ending September
     30, 1999.

     A. LATE CHARGES: In the event Tenant fails to make any payments of rent to Landlord under this Lease on the due date or within ten (l0) days thereafter, a late charge of two percent (2%) per month of the delinquent rent shall be added to said rent and paid to Landlord together therewith.

     B. DEPOSIT: Tenant shall pay a $10,000, fully refundable security depositas a condition of this Lease Agreement.

     2. AUTHORIZED USE: Tenant shall use the Premises for the following purpose, and for no other purpose whatsoever, without the express written consent of Landlord, which consent shall not unreasonably be withheld: Typical office and lab use.

     A. WASTE: Tenant shall not commit or permit any waste of the Premises or use the same for any unlawful purpose. Tenant will comply with all material laws, ordinances, regulations and rules pertinent to the use of and disposal of hazardous wastes and all other applicable federal, state and local laws, ordinances and regulations relating to the Premises and its use and operation.

     3. CONDITION OF THE PREMISES: Tenant accepts the Premises in the condition existing at the time Tenant takes possession. Tenant agrees that if, during the Lease Term, Tenant changes the usual method of conducting its business on the Premises, or installs thereon or therein any new facilities, Tenant will, at the sole cost and expense of Tenant, make whatever alterations or improvements in or to the Premises as may be required by reason of any federal or state law, or by any municipal ordinance or applicable regulation.

     4. INSURANCE:

     A. Fire Insurance on Tenant's Fixtures. At all times during the Lease Term, Tenant shall keep in force at its sole cost and expense, fire insurance and extended coverage with companies reasonably acceptable to Landlord, equal to the replacement cost of Tenant's improvements, trade fixtures, furnishings, equipment, and contents upon the Premises, and naming Landlord as an additional insured. The insurance company must be approved by Landlord in writing, which approval shall not unreasonably be denied, and a copy of the policy or a certificate of insurance shall be delivered to Landlord.

     B. Liability Insurance. Tenant, at its sole expense, shall, during the Lease Term, keep in full force and affect a policy of public liability and property damage insurance with respect to the Premises, the business operated by Tenant, on the Premises, and any subtenants, concessionaires, or licensees of Tenant at or operating on the Premises, with coverage of not less than $500,000 per person and $l,000,000 per occurrence and with limits of property damage liability coverage of not less than $l00,000 per accident or occurrence. The insurance policy shall name Landlord, any person, firms, or corporations designated by Landlord, and Tenant as insured. The insurance policy shall be with an insurance company approved by Landlord, in writing, which approval shall not unreasonably be denied, and a copy of the policy or a certificate of insurance shall be delivered to Landlord.

     5. REPAIR AND CARE OF THE PREMISES AND IMPROVEMENTS:

     A. Tenant agrees to keep the interior of the Premises and the improvements on the Premises in good condition, ordinary wear, tear, and damage by the elements excluded.

     6. REPAIR OF BUILDING BY LANDLORD: Landlord agrees for the term of this Lease Term, to maintain in good condition and repair the exterior walls, floor joists, roof, and foundations of the Premises, and to commence repairs to the plumbing, electrical, heating and air conditioning systems as well as any repairs necessitated by any damage that might result from acts of Landlord or Landlord's representatives. Landlord shall not, however, be obligated to repair any such damage until written notice of the need of repair has been given to Landlord by Tenant and, after such notice is so given, Landlord shall have a reasonable time (not to exceed ten (10) days) in which to make such repairs. Additionally, Landlord will employ at its sole cost a nightly (five times a week) janitorial firm to clean and maintain the premises. Landlord will also be responsible for the care and condition of all common areas inside and outside of the building in which the Premises is a part.

     7. ALTERATIONS OF BUILDING AND INSTALLATION OF FIXTURES AND OTHER
APPURTENANCES: Tenant may, with written consent of Landlord, which consent shall not be unreasonably withheld or delayed, but at Tenant's sole cost and expense, in a good and workmanlike manner make such alterations and repairs to the Premises as Tenant may require for the conduct of its business without, however, materially altering the basic character of the building or improvements on the Premises. Tenant shall be allowed to reconfigure all tenant owned furniture and items of personal property. Tenant shall have the right, with the written permission of Landlord, to erect, at Tenant's sole cost and expense, such temporary partitions, including office partitions, as may be necessary to facilitate the handling of Tenant's business, and to install telephone and telephone equipment and wiring and other trade appliances. Any permanent alterations or improvements to the Premises, shall, at the option of Landlord, become the property of Landlord, at the expiration or sooner termination of this Lease. Should Landlord request Tenant to remove all or any part of the above mentioned items, Tenant shall do so prior to the expiration of this Lease and repair the Premises as described below. Temporary shelves, bins, and machinery installed by Tenant shall remain the property of Tenant and may be removed by Tenant at any time. At the expiration or sooner termination of this Lease, or any extension hereof, Tenant shall remove said shelves, bins and machinery and repair, in a good and workmanlike manner, any damage occasioned by such removal.

     8. ERECTION AND REMOVAL OF SIGNS: Tenant may, if building policy permits, place suitable signs on the Premises for the purpose of indicating the nature of the business carried on by Tenant in the Premises; provided, however, that such signs shall be in keeping with other signs in the district where the Premises are located; and provided, further, that such signs and their proposed locations shall be approved by Landlord prior to their erection, which approval shall not unreasonably be denied. Signs shall be removed prior to the expiration of the Lease Term and any damage to the Premises caused by installation or removal of signs shall be repaired at the expense of Tenant. All work shall be competed in a good and workmanlike manner.

     9. GLASS: Tenant agrees to promptly replace all glass in the Premises if broken or damaged during the Lease Term, with glass of the same quality as that broken or damaged; provided, however, that Tenant shall not be responsible for replacing any glass in the Premises that is broken or damaged by Landlord or its agents, representatives, customers or clients.

     10. RIGHT OF ENTRY BY LANDLORD: Tenant shall permit inspection of the Premises during reasonable business hours by Landlord or Landlord's agents or representatives for the purpose of ascertaining the condition of the Premises and in order that Landlord may make such repairs as may be required to be made by Landlord under the terms of this Lease. Landlord may post suitable notice on the Premises that the same are "For Rent" and may show the Premises to prospective tenants at reasonable times. Landlord may not however, thereby unnecessarily interfere with the use of the Premises by Tenant.

     11. ASSIGNMENT AND SUBLETTING: Neither this Lease nor any interest herein may be assigned by Tenant voluntarily, involuntarily or by operations of law. Neither all nor any portion of the Premises shall be sublet by Tenant without the written consent of Landlord; however, Landlord agrees not to withhold its consent unreasonably for Tenant to sublet the Premises or any portion of the Premises. In the event the Premises should be sublet, as herein provided, at an increased rental, fifty percent (50%) of said increase shall be paid to Landlord by Tenant as additional rental, after Tenant's costs of said subletting have been recouped from such additional rents.

     12. DAMAGE OR DESTRUCTION: If the Premises or any part thereof shall be damaged or destroyed by fire or other casualty, Landlord shall promptly repair all such damage and restore the Premises without expense to Tenant, subject to reasonable delays due to adjustment of insurance claims, strikes and other causes beyond Landlord's reasonable control. If such damage or destruction shall render the Premises untenantable in whole or in part, the rent shall be abated wholly or proportionately as a percentage of the total square footage of the Premises, as the case may be until the damage shall be repaired and the Premises restored. If the damage or destruction shall be so extensive as to require the substantial rebuilding (i.e., expenditure of fifty percent (50%) or more of replacement cost of the building in which the Premises Landlord or Tenant may elect to terminate this Lease by written notice to the other given within thirty
(30) days after the occurrence of such damage or destruction. Landlord and Tenant hereby release each other from responsibility for loss or damage occurring on or to the Premises or any improvements thereon, caused by fire or other hazards covered by fire or extended coverage insurance policies and each waives all rights of recovery against the other for such loss or damage. Willful misconduct contributing to the casualty shall not be excused under the foregoing release and waiver.

     13. INDEMNIFICATION: Tenant agrees to indemnify and hold harmless, Landlord and Landlord agrees to indemnify and hold harmless Tenant from any and all claims of any kind or nature arising from Tenant's or from Landlord's respective use of the Premises during the Lease Term, and Tenant hereby waives all claims against Landlord for damage to goods, wares, merchandise or for injury to persons in and upon the Premises from any cause whatsoever, except such as might result from the negligence of Landlord or Landlord's agents, representatives, customers or clients or from the failure of Landlord to perform its obligations hereunder within a reasonable time after notice in writing by Tenant requiring such performance by Landlord.

     14. SURRENDER OF PREMISES: Tenant agrees to surrender the Premises at the expiration of the Lease Term, any extension thereof, or sooner termination, in the same condition as when the Premises were delivered to Tenant, or as altered pursuant to the provisions of this Lease, ordinary wear, tear and damage by the elements excepted. Tenant shall remove all of its personal property from the Premises.

     15. HOLDOVER: Should Landlord permit Tenant to holdover the Premises or any part thereof after the Lease Term, then and unless otherwise agreed in writing, such holding over shall constitute a tenancy from month-to-month only, and shall in no event be construed as a renewal of this Lease, and all provisions of this Lease not inconsistent with a tenancy from month-to-month shall remain in full force and effect. The reasonable rental for the month-to-month tenancy shall be set by the Landlord within l0 days after Landlord receives notice from Tenant of its intention to continue to occupy the Premises.

     16. QUIET ENJOYMENT: If and so long as Tenant pays the rents required by this Lease and performs and observes all the covenants and provisions hereof, Tenant shall quietly enjoy the Premises, subject, however, to the terms of this Lease, and Landlord will warrant and defend Tenant in the enjoyment and peaceful possession of the Premises throughout the Lease Term and any extensions thereof.

     17. WAIVER OF COVENANTS: The failure of either party to enforce the provisions of this Lease shall not constitute a waiver unless specifically stated in writing, signed by the party whose rights are deemed waived, regardless of the party's knowledge of a breach hereunder.

     18. DEFAULT: If Tenant shall default in any of the covenants and conditions hereof (except in payment of rent), Landlord may, at its option, after thirty
(30) days prior written notice to Tenant, make performance for Tenant and for that purpose advance such amounts as may be reasonably necessary. Any amounts so advanced, or any such expense incurred, or sum of money paid by Landlord by reason of the failure of Tenant to comply with any covenant, obligation or provision of this Lease, or in defending any action to which Landlord may be subjected by reason of any such failure, shall be deemed to be additional rent for the Premises and shall be immediately due and payable to Landlord.

     The acceptance by Landlord of any installment of fixed rent, or of any additional rent due under this Lease, shall not be a waiver of any other rent then due or of the right to demand the performance of any other obligation of Tenant under this Lease. Interest shall be paid to Landlord on all sums advanced by Landlord at an interest rate of eighteen per cent (l8%) per annum.

     If Tenant shall default in any of the covenants or conditions of this lease (other than the covenants for the payment of rent or other amounts) and any such default shall continue for a period of thirty (30) days after written notice, Landlord may, at its option, terminate this Lease by giving Tenant written notice of such termination and, thereupon, this Lease shall expire as if it were the completion of the Lease Term. Tenant shall immediately quit the Premises.

     19. EVENTS OF DEFAULT; REMEDIES:

     1. DEFAULT BY TENANT: Upon the occurrence of any of the following events, Landlord shall have the remedies set forth in Section 19.2 of this Lease:

          (a) Tenant fails to pay any rental due hereunder within ten (10) days after the same shall be due.

          (b) Tenant fails to perform any other term, condition, or covenant to be performed by it pursuant to this Lease within thirty (30) days after written notice of such default shall have been given to Tenant by Landlord.

          (c) Tenant or any guarantor of this Lease shall become bankrupt or insolvent or file any debtor proceedings or have taken against such party in any court pursuant to state or federal statute, a petition in bankruptcy or insolvency, reorganization, or appointment of a receiver or trustee; or Tenant petitions for or enters into an arrangement; or suffers this Lease to be taken under a writ of execution.

     2. REMEDIES: Upon the occurrence of any event set forth in Section 19.1, Landlord shall have the option to take any or all of the following actions, without further notice or demand of any kind to Tenant or any other person:

          (a) Collect by suit or otherwise each installment of rent or other sum as it becomes due hereunder, or enforce, by suit or otherwise, any other term or provision hereof on the part of Tenant required to be kept or performed.

          (b) Terminate this Lease by written notice to Tenant. In the event of such termination, Tenant agrees to immediately surrender possession of the Premises. Should Landlord terminate this Lease, Tenant shall have no further interest in the Premises, and Landlord may recover from Tenant all damages it may incur by reason of Tenant's default, including (i) the cost of recovering the Premises, (ii) reasonable attorneys' fees, and (iii) all rentals due for the period prior to the breach, plus the whole of the remaining unpaid rentals to become due in the future, which shall, without notice, accelerate and, subject to reasonable mitigation of damages, be immediately due and payable.

          (c) Should Landlord reenter, as provided above, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, and whether or not it terminates this Lease, Landlord may relet the Premises to any party for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord may in good faith reasonably deem advisable. Upon each such reletting all lease payments received by Landlord from such reletting shall be applied, at Landlord's election, first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including reasonable brokerage fees and reasonable attorneys' fees and costs of any reasonable alterations and repairs; third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable. If such rentals received from reletting during any month are less than that to be paid to Landlord by Tenant pursuant to this Lease during such month, Tenant shall pay the deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such reentry and reletting of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant pursuant to subsection
     (b) above, or unless the termination of this Lease is decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous default.

          (d) If Landlord defaults in any of its responsibilities, outlined in this Lease Agreement, and after a reasonable number of days have passed without Landlord curing default, Tenant may, at its option, cure the default and seek the cost of curing with Landlord.

     The remedies given to Landlord in this Section 19.2 shall be in addition and supplemental to all other rights or remedies Landlord may have in law or at equity.

     20. ATTORNEYS' FEES: In the event either party shall enforce the terms of this Lease by suit or otherwise, the party at fault shall pay the costs and expenses of the other party incident thereto, including a reasonable attorney's fee.

     21. FAILURE TO PERFORM COVENANT: Any failure on the part of either party to this Lease to perform any obligation hereunder, other than Tenant's obligation to pay rent, and any delay in doing any act required hereby shall be excused if such failure or delay is caused by any strike, lockout, governmental restriction or any similar cause beyond the reasonable control of the party so failing to perform, to the extent and for the period that such continues.

     22. RIGHTS OF SUCCESSORS AND ASSIGNS: The covenants and agreements contained in this Lease will apply to, inure to the benefit of, and be binding upon the parties hereto, their heirs, executors, administrators, legal representatives, assigns, and upon their respective successors in interest except as expressly otherwise hereinabove provided.

     23. TIME: Time is of the essence of this Lease.

     24. LIENS: Tenant agrees not to permit any lien for monies owing by Tenant to remain against the Premises for a period of more than thirty (30) days following discovery of the same by Tenant unless Tenant is formally and aggressively contesting the payment of the same in good faith. Except as provided in the immediately preceding sentence, should any such lien be filed and not released or discharged within thirty (30) days after discovery of the same by Tenant, Landlord may at Landlord's option (but without any obligation so to do) pay and discharge such lien and likewise pay and discharge any taxes, assessments or other charges against the Premises that Tenant is obligated hereunder to pay and that may or might become a lien on the Premises. Tenant agrees to repay any sum so paid by Landlord upon written demand therefor.

     25. CONSTRUCTION OF LEASE: Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural when applicable, and vice versa.

     26. PARAGRAPH HEADINGS: The paragraph headings as to the contents of a particular paragraph herein, are inserted only for convenience and are in no way to be construed as part of such paragraph or as a limitation on the scope of the particular paragraph to which they refer.

     27. NOTICES: It is agreed that all notices required or permitted to be given hereunder shall be deemed sufficient if given by a communication in writing by United States mail, postage prepaid and certified and addressed as follows:

                  If to Landlord, at the following address:

                  Young Electric Sign Company
                  2401 Foothill Drive
                  Salt Lake City, Utah  84109
                  Attention:  Paul C. Young, Vice President

                  If to Tenant, at the following address:

                  Biomune Systems, Inc.
                  2401 Foothill Drive
                  Salt Lake City, Utah  84109
                  Attention:  Milton G. Adair, President

     28. GOVERNING LAW: The terms of this Lease shall be governed by and construed in accordance with Utah law, and the parties intend that no third party obtain Third Party Beneficiary status pursuant to this Lease.

     29. DOCUMENTATION: The parties hereto agree to execute such additional documentation as may be necessary or desirable to carry out the intent of this Lease.

     30. CONTINGENCY REGARDING USE: This Lease is contingent upon there being no restrictions, covenants, agreements, laws, ordinances, rules or regulations, that would prohibit Tenant from using the Premises for the purposes described herein.

     31. EMINENT DOMAIN: If at any time during the Lease Term the Premises or any part thereof shall be taken as a result of the exercise of the power of eminent domain or by an agreement in lieu thereof, this Lease shall terminate as to the part of the Premises so taken as of the date possession is taken by the condemning authority. If all or a substantial portion of the Premises shall be taken, Landlord or Tenant may terminate this Lease at its option, by giving the other party written notice of such termination within thirty (30) days of such taking. If all or a portion of the Premises taken are substantially impaired, Tenant may terminate this Lease pursuant to this section. If this lease is not terminated hereunder, this Lease shall remain in full force and effect, except that the rent payable by Tenant hereunder shall be reduced in the same proportion that the area taken compares to the Premises in whole. Landlord shall be entitled to and Tenant hereby assigns to Landlord the entire amount of any award in connection with such taking. Nothing in this Section shall give Landlord any interest in or preclude Tenant from seeking, on its own account, any award attributable to the taking of personal property or trade fixtures belonging to Tenant, or of the interruption of Tenant's business.

     32. REPRESENTATION REGARDING AUTHORITY: The persons who have executed this Lease represent and warrant that they are duly authorized to execute this Lease in their or representative capacities as indicated.

     33. ENTIRE AGREEMENT: This Lease and Exhibit "A" and Lease Addendum 1 attached hereto constitute the entire agreement and understanding between the parties hereto and supersedes all prior discussions, understandings and agreements, both written and oral. This Lease may not be altered or amended except by a subsequent written agreement executed by Landlord and Tenant.

     34. REVIEW OF DOCUMENTS: The parties hereto represent that they have read and understand the terms of this Lease, and that they have sought legal counsel to the extent deemed necessary in order to protect their respective interests.

     35. KEY & LOCKS: Tenant shall not change locks or install other locks on doors without the written consent of Landlord, which consent shall not be unreasonably withheld. Tenant upon termination of the tenancy, shall deliver to Landlord all the keys that have been furnished to Tenant and to all locks that Tenant may have had installed.

     36. AUCTION, FIRE OR BANKRUPTCY SALE: Tenant shall not conduct any auction or permit any fire or bankruptcy sale to be held on the Premises without the prior written consent of Landlord, which consent shall be withheld..

     ADDITIONAL PROVISIONS:

     See attached Lease Addendum 1

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the day and year first above written.


          "TENANT"                                             "LANDLORD"


   BIOMUNE SYSTEMS, INC., a                      YOUNG ELECTRIC SIGN COMPANY, a
   Nevada Corporation                            Utah Corporation


   By:  /s/  Milton G. Adair                     By:  /s/  Paul C. Young
      --------------------------                    ----------------------------
             Milton G. Adair                               Paul C. Young

  Its: President                                 Its: President
      --------------------------                    ----------------------------



                                 LEASE ADDENDUM

                                     BETWEEN

                    YOUNG ELECTRIC SIGN COMPANY, AS LANDLORD,

                                       AND

                        BIOMUNE SYSTEMS, INC., AS TENANT

                           ADDITIONAL LEASE PROVISIONS


38(a) This Lease is intended to be a Full Service Lease, with the rent provisions contained in Paragraph one, to represent all the rent that Tenant is required to pay.

38(b) Landlord at its sole cost and expense, shall construct and finish the leased space as shown in exhibit "A." Finish materials shall be in like color, style, and quality as presently exist in other areas of the Premises. Any additional modifications requested by Tenant not expressly shown or represented in Exhibit "A" may result in a recalculation of the Ten ant's rent as stipulated in Paragraph one.

38(c) As a part of this Lease, Tenant shall enjoy the reasonable use of the YESCO conference room in the building in which the building is located, on a reservation basis.

38(d) Tenant shall be entitled to use the common areas shown on the attached Exhibit "A" which include breakroom, restrooms, and up to twelve (12) lockers.


Exhibit "A" (which consists of two pages) shows the floor plan of the Premises.